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                                                                    Exhibit 23







                                   CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Parker Drilling Company on Form S-8 (File No.  2-87944, 33-24155

and 33-56698) of our report dated October 18, 1994, on our audits of the consolidated financial statements and financial statement schedules of Parker

Drilling Company and subsidiaries as of August 31, 1994 and 1993, and for the years ended August 31, 1994, 1993 and 1992, which report is included in this

Annual Report on Form 10-K.


                                           COOPERS & LYBRAND L.L.P.




Tulsa, Oklahoma
October 18, 1994





























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